


<ARTICLE>                                            9
<LEGEND>
This  Schedule  contains  summary  financial   information  extracted  from  the
Company's financial  statements filed as part of its Report on Form 10-Q for the threee months ended March 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>




<PERIOD-TYPE>                   3-MOS
<PERIOD-END>                                   MAR-31-1999
<FISCAL-YEAR-END>                              DEC-31-1999
<CASH>                                         24,254
<INT-BEARING-DEPOSITS>                         0
<FED-FUNDS-SOLD>                               0
<TRADING-ASSETS>                               0
<INVESTMENTS-HELD-FOR-SALE>                    147,325
<INVESTMENTS-CARRYING>                         0
<INVESTMENTS-MARKET>                           0
<LOANS>                                        2,625,410
<ALLOWANCE>                                    (86,395)
<TOTAL-ASSETS>                                 2,788,556
<DEPOSITS>                                     198,021
<SHORT-TERM>                                   428,552
<LIABILITIES-OTHER>                            160,377
<LONG-TERM>                                    1,572,024
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       1
<OTHER-SE>                                     429,582
<TOTAL-LIABILITIES-AND-EQUITY>                 2,788,556
<INTEREST-LOAN>                                110,694
<INTEREST-INVEST>                              2,498
<INTEREST-OTHER>                               0
<INTEREST-TOTAL>                               113,192
<INTEREST-DEPOSIT>                             2,671
<INTEREST-EXPENSE>                             34,804
<INTEREST-INCOME-NET>                          78,388
<LOAN-LOSSES>                                  25,600
<SECURITIES-GAINS>                             0
<EXPENSE-OTHER>                                34,647
<INCOME-PRETAX>                                24,796
<INCOME-PRE-EXTRAORDINARY>                     0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   15,126
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0
<YIELD-ACTUAL>                                 6.38
<LOANS-NON>                                    52,659
<LOANS-PAST>                                   0
<LOANS-TROUBLED>                               0
<LOANS-PROBLEM>                                0
<ALLOWANCE-OPEN>                               80,493
<CHARGE-OFFS>                                  23,798
<RECOVERIES>                                   4,103
<ALLOWANCE-CLOSE>                              86,395
<ALLOWANCE-DOMESTIC>                           0
<ALLOWANCE-FOREIGN>                            0
<ALLOWANCE-UNALLOCATED>                        86,395

Aristar,  Inc. is  technically a Commercial and  Industrial  Company  subject to
Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding company, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the three months ended March 31, 1999 using the
Article 9 format.





